THIS AGREEMENT made as of February 10th, 2006

B E T W E E N:

PREMIER HEALTH SERVICES, LLC, a
company carrying on business with its head
Office located in the City of Boca Raton, Florida
(the "Company")

\- and –

DR. BRAD GOLDSTEIN, Businessman of the
City of Boca Raton, in the State of Florida
("Employee")

EMPLOYMENT AGREEMENT

WHEREAS the Company owns and operates a diagnostic imaging business, specializing in, *inter alia,* nerve conduction velocity ("NCV") and Diagnostic Ultra Sound ("DUS") testing;

AND WHEREAS the Employee has been operating the Company and all subsidiaries for an extended period of time and has the various skills required in operating the Company;

AND WHEREAS the Company is desirous of continuing the involvement of the Employee with the Company and wishes to employ the Employee pursuant to the terms and conditions herein contained, and Employee is desirous of being employed by the Company pursuant to the terms and conditions herein contained;

AND WHEREAS the Company and Employee wish to enter a formal employment agreement setting out the terms and conditions of the employment of the Employee:

NOW THEREFORE for valuable consideration, the adequacy and sufficiency of which is hereby acknowledged by all of the parties hereto, **THIS AGREEMENT WITNESSES** that the parties hereby agree as follows:

1. **Employment**

a. Employee represents to the Company that he has the required skills and experience to exercise the responsibilities and perform the duties required in providing the various services to the Company as contained herein.

b. In carrying out these duties and responsibilities Employee shall comply with all lawful and reasonable instructions as may from time to time be given by the Board of Directors and or the Officers of the Company.

c. In consideration of Employee's agreement hereto and Employee's performance in accordance herewith, the Company agrees to employ Employee pursuant to the terms and conditions herein contained.

d. This Agreement shall commence on the 10th day of February, 2006.

2. **Attention to Business.**

During the term of this Agreement, Employee shall devote his reasonable time and attention to provide the various duties as herein provided to the Company, and shall faithfully and diligently serve and endeavour to further the interests of the Company; in all cases generally consistent with the Company's past practices in effect during the 12 month period before the date of this Agreement.

3. **Employee's Duties.** Employee duties shall consist of:

Overseeing the day to day operations of the Company generally consistent with the Employee's functions, responsibilities, practices and procedures at the Company in the 12 month period prior to the effective date of this Agreement, including:

- All administrative duties as required;
- All training programs required, commensurate with the Company's prior training programs, as required, re utilization of the Company's services as well as the new VT 3000 NCV testing machine;
- Developing, marketing and conducting training classes for new and existing clients, as required, from time to time.
- Oversight of all back office, accounting, compliance and legal matters that occur on an ongoing basis;
- Providing such back office reports and accounting data as may be reasonably required from time to time, and

- Assisting in the oversight of the Company as may be reasonably directed by the Board of Directors or Officers of the Company.

4. **Confidential Information**

a. Employee acknowledges that in consideration of his employment with the Company, Employee will acquire knowledge and/or information about certain matters and things which are confidential to the Company and its affiliates, whether in the course of or incidental to Employee's duties hereunder, and which knowledge or information is the exclusive property of the Company and/or its affiliates.

b. Employee acknowledges that such knowledge and/or information could be used to the detriment of the Company and its affiliates. Accordingly, Employee hereby agrees to treat, in strictest confidence, all such knowledge and/or information and agrees not to disclose or authorize disclosure of, same to any third party either during or after the term of this Agreement, other than as required in the ordinary course of business or by law.

c. Employee agrees that all records, files, drawings, tapes, documents, tools, equipment and the like relating to the business, work or investigations of the Company and its affiliates, and prepared, used or possessed by Employee, or under Employee's control, during the term of this Agreement shall be and remain the sole and exclusive property of the Company and its affiliates, as the case may be.

d. Prior to the termination of this Agreement, Employee agrees to deliver within thirty (30) days to the Company and/or its affiliates, all such records, files, drawings, tapes, documents, plans, tools and equipment.

e. Employee represents that he has no agreement with or obligation to others in conflict his obligations under this Agreement. Employee is entitled to work for PVM Productions, LLC and other business endeavours provided such work does not materially conflict with his obligations under this Agreement.

f. Without limitation, confidential information does not include information that is at any time: (i) developed independently by the Employee (after he is no longer an employee of Company) or any third party, without using the Company's confidential information; (ii) furnished by the Company (other than by or at the direction of Employee) to a third party without similar restrictions on the third party; (iii) approved for disclosure by the Company's written authorization (other than by or at the direction of the Employee); or (iv) available in the public domain or generally known in the diagnostic health care industry in which the Company works other than as a result of the Employee's breach of an obligation of confidentiality to the Company.

g. Notwithstanding the foregoing requirements of this Section, Employee may disclose confidential information, without being in breach of this Agreement, for the following purposes: (i) disclosure to the Employee's legal or other professional advisors, but only to the extent reasonably necessary for Employee to perform, exercise or evaluate any of his rights, obligations or remedies hereunder, and further provided that they are directed to keep such information confidential; or (ii) to the extent required by applicable law, or pursuant to any litigation, arbitration or administrative proceeding, in either case in which the failure to so disclose may subject the Employee to sanction, loss of rights, penalty, or other adverse consequences.

5. **Remuneration**.

In consideration of Employee's employment and the performance of the obligations contained herein, subject to Article 6 below, the Company shall compensate Employee, as follows:

a. Annual compensation of Two Hundred Thousand ($200,000.00) Dollars, paid in equal weekly installments;

b. Stock options in Banyan Corporation, the owner of the Company, as determined by the Banyan Board of Directors, from time to time;

c. In addition to and Subject to Section 6, below, the reimbursement of any expenses incurred pursuant to Employee's duties in accordance with the Company's generally established practice as applied from time to time or as otherwise reasonably incurred for the Company's or any of its affiliate's respective benefit;

6. **Company Benefits**

The Employee is entitled to a monthly car payment of $1,000; a monthly business allowance of $500 to be used in the Employee's sole discretion; and a cell phone and cell service paid for by Employer. The car payment and business allowance must be paid to Employee by Employer with the last paycheck due in each month of the term of this Agreement. The Employee shall be entitled to all employee benefits, to which the Employee would normally be entitled as an employee of the Company as those benefits may be amended from time to time, and including, without limitation, hospitalization plan, medical, sickness and accident and life insurance, bonuses and profit sharing, savings plan, and long term disability benefits.

7. **Travel Expenses**

The Company shall reimburse the Employee for all travelling and other expenses actually and properly incurred by him in connection with his duties hereunder and for all such expenses he shall furnish statements, vouchers or other reasonable substantiation for same to the Company.

8. **Vacation**

In each fiscal year of the Company, the Employee shall be entitled to a period of vacation which is mutually agreeable with the Company, but in any event shall be a minimum of six weeks in any one year in addition to all statutory holidays and such vacation may be taken in such manner and at such time as the Employee shall reasonably determine.

9. **Termination for Illness or by Notice**

a. In the event that the Employee is prevented by ill health from performing his duties hereunder for three (3) consecutive months in any calendar year, the Company may, in its reasonable discretion, elect to terminate this Agreement.

10. **Termination for Just Cause**

a. The Company shall have the right to terminate the appointment and employment of the Employee immediately, if at any time during the Term hereof the Employee shall:

(a) be adjudicated bankrupt; or

(b) be guilty of any fraud or dishonest or serious misconduct in circumstances that would make him unsuitable to act as an employee of the Company;

(c) commit any serious breach or non-observance of the terms or conditions of this Agreement, or

(d) any conduct that would impugn the reputation of the Company;

b. If the employment of the Employee becomes impractical by reason of his conviction of any criminal offense the Company may terminate the appointment and employment of the Employee upon written notice to the Employee, such notice not being less than 14 days.

c. Provided that any failure by the Company to exercise its option to terminate this Agreement pursuant to this subparagraph shall not be deemed to be a waiver of, or prevent the Company from exercising such option at any subsequent time.

11. **Termination by Employee**

a. The Employee shall have the right to terminate this Agreement forthwith upon the occurrence of any one or more of the following events:

(a) If the Company becomes insolvent or adjudicated bankrupt;

(b) Upon commencement of proceedings for the dissolution of the Company;

(c) Any serious breach or non-observance of the terms or conditions of this Agreement,

12. **Term**

The term of this Agreement is for a period of one (1) year, commencing on the date first above written.

13. **Severability**. In the event that any provision herein or part hereof shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions, or parts hereof, shall be and remain in full force and effect.

14. **Entire Agreement**. This Agreement constitutes the entire agreement between the Company and Employee.

15. **Amendment**. This Agreement may be altered, modified or amended only by a written instrument, duly executed by all parties and stating that the alteration, modification or amendment is an addition to and subject to this Agreement.

16. **Non-Merger**. Notwithstanding any other provision in this Agreement to the contrary, the provisions of paragraph 4 hereof shall survive termination of this Agreement and shall not merge therewith.

17. **Notices**

a. Any notice required or permitted to be given to Employee shall be sufficiently given if delivered to Employee personally or if mailed by registered mail to Employee's address last known to the Company.

b. Any notice required or permitted to be given to the Company shall be sufficiently given if delivered to or mailed by registered mail to the Company at its registered office.

Any notice given pursuant to and in accordance with this paragraph shall be deemed to be received by the recipient on the third business day after mailing, if sent by registered mail, and on the day of delivery, if delivered.

18. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida and jurisdiction and venue shall be in any court of competent jurisdiction in Palm Beach County, Florida.

19. **Counterpart Execution:** This Agreement may be executed in several counterparts each of which when so executed shall be deemed to be an original, and such counterparts shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear date as of the date of this Agreement. This Agreement shall be considered properly executed by any party if executed and transmitted by facsimile to the other parties.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the date first above written.

PREMIER HEALTH SERVICES, LLC

Per: /s/ Cory Gelmon

____
Witness

/s/ Brad Goldstein
DR. BRAD GOLDSTEIN

Confirmed by:

BANYAN CORPORATION

Per: /s/ Cory Gelmon